FOR IMMEDIATE RELEASE

ENERJEX RESOURCES ACQUIRES OPERATING ASSETS

COMPANY EXPECTS ANNUAL COST SAVINGS IN EXCESS OF $500,000

SAN ANTONIO, Texas (January 18, 2011) – EnerJex Resources, Inc. (OTCBB: ENRJ) (“EnerJex”, or the “Company”), a pure-play domestic onshore oil company, announced today that it has terminated its services agreement with J&J Operating, LLC (“J&J”), and acquired more than 20 pieces of heavy operating equipment from J&J for approximately $230,000. In addition, the Company affirmed its obligation to convey to J&J certain interests in working and operating assets that the Company acquires, employed 16 former employees of J&J, engaged J&J's two principals under five-year consulting agreements, and signed a five-year noncompetition and nonsolicitation agreement with J&J and its two principals.

EnerJex will now manage all of its operated assets in-house and have better control over its costs and operations in anticipation of growth in oil production. In addition, the Company expects this transaction will result in annual cost savings in excess of $500,000.

Management Comments

EnerJex’s CEO, Robert Watson, Jr., commented, “I would like to thank J&J for its commitment to EnerJex during the past 6 months and for the exceptional job it did in stabilizing and growing the Company’s oil production during a transitional period when the company had limited financial resources. Bringing operations in-house is a natural transition for EnerJex as we continue to build a strong foundation to support future growth.”

Mr. Watson further commented, “I look forward to working closely with our new team in an effort to build an efficient and cost-conscious field operation.”

About EnerJex Resources, Inc.

EnerJex is a pure-play domestic onshore oil company with assets located in Eastern Kansas and South Texas. The Company’s primary business is to explore, develop, produce and acquire oil properties onshore in the United States. Additional information is available on the Company’s website at www.enerjexresources.com.

1600 N.E. Loop 410, Suite 104  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give EnerJex’s current expectations or forecasts of future events. The statements in this press release regarding the acquisition of operating assets and related agreements; any implied or perceived benefits from those transactions, and any other effects resulting from any of the above, are forward-looking statements. Such statements involve risks and uncertainties, including but not limited to: the continued production of oil at historical rates; costs of operations; delays, and any other difficulties related to producing oil; the ability of EnerJex to integrate the newly purchased assets and newly acquired employees; price of oil; marketing and sales of produced minerals; risks and effects of legal and administrative proceedings and governmental regulation; future financial and operational results; competition; general economic conditions; and the ability to manage and continue growth.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements EnerJex makes in this news release include market conditions and those set forth in reports or documents EnerJex files from time to time with the SEC. EnerJex undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact

Robert Watson, Jr., CEO
EnerJex Resources, Inc.
(210) 451-5545

1600 N.E. Loop 410, Suite 104  |  San Antonio, TX 78209  |  P: 210.451.5545  |  F: 210.451.5546 | WWW.ENERJEXRESOURCES.COM